UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2020

Shutterstock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 21st Floor

New York, NY 10118

(Address of principal executive offices, including zip code)

(646) 710-3417

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SSTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.	Other Events.

On August 11, 2020, Shutterstock, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jonathan Oringer and BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”), relating to the sale by Mr. Oringer and the Company (the “Offering”) of an aggregate of 2,580,000 shares of the Company’s common stock, par value $0.01 per share, of which 2,064,000 shares were sold by Mr. Oringer and 516,000 shares were sold by the Company. In connection with the Offering, Mr. Oringer has granted the Underwriters a 30-day option to purchase up to 387,000 additional shares of the Company’s common stock from Mr. Oringer. The Offering closed on August 14, 2020 and the Company received net proceeds from the shares it sold, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, of approximately $23.1 million. The Company did not receive any proceeds from the shares sold by Mr. Oringer.

The Offering described in this Current Report on Form 8-K was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-243706), which became effective upon filing with the Securities and Exchange Commission on August 10, 2020, as supplemented by the preliminary prospectus supplement, dated August 10, 2020, and the final prospectus supplement, dated August 11, 2020.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and Mr. Oringer. It also provides for customary indemnification of the Underwriters by each of the Company and Mr. Oringer for certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Underwriting Agreement, which is attached hereto as Exhibit 1.1.

The legality opinion of Fried, Frank, Harris, Shriver & Jacobson LLP is attached hereto as Exhibit 5.1.

Mr. Oringer is the Company’s founder and Executive Chairman of the Board and the Company’s largest stockholder. Following the Offering, Mr. Oringer beneficially owns and controls approximately 38.8% of the Company’s common stock and would beneficially own and control approximately 37.7% if the underwriters’ option to purchase additional shares were exercised in full.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated August 11, 2020, by and among Shutterstock, Inc., Jonathan Oringer and BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule A thereto.

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: August 14, 2020	By:	/s/ Jarrod Yahes
Jarrod Yahes
Chief Financial Officer